SUBORDINATION AGREEMENT


     THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of July 17, 1997, by and among The CIT Group/Equipment Financing, Inc., a New York corporation (the "Junior Creditor"), Ametech, Inc., an Oklahoma corporation ("Ametech"), Environmental Transportation Services, Inc., an Oklahoma corporation ("ETS"; Ametech and ETS are collectively and individually referred to herein as the "Borrower"), and Congress Financial Corporation (Southwest), a Texas corporation ("Lender").

                                 RECITALS

     1. Lender has made, or in the future may make, credit accommodations available to Borrower pursuant to the terms and provisions of that certain Loan and Security Agreement, of even date herewith, by and between Lender and Borrower (as amended, modified, extended and restated from time to time, the "Loan Agreement").

     2.   Borrower has executed that certain Unsecured Promissory
Note, effective July 18, 1997, in the stated principal amount of $225,000 payable to the Junior Creditor, a copy of which is attached hereto as Exhibit A (the "Junior Note").

     3. In order to induce Lender to make the credit accommodations described above available to Borrower, Junior Creditor has agreed to subordinate certain of its rights and claims now existing or hereafter arising against Borrower to the rights and claims of Lender now existing or hereafter arising against Borrower, all in accordance with the terms and provisions of this Agreement.

     4. The parties hereto are entering into this Agreement in order to set forth their agreements as to payment of the Senior Indebtedness (hereinafter defined) and the Junior Indebtedness (hereinafter defined) and their agreements as to certain other matters.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                            ARTICLE I
                           DEFINITIONS

  1.1 Defined Terms. As used in this Agreement, the terms defined above shall have their respective meanings set forth above and the following terms shall have the following meanings:

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               "Collateral" shall mean any and all property which
     now constitutes or hereafter will constitute collateral or other security for payment of the Senior Indebtedness pursuant to the Senior Documents or otherwise.

                "Distribution" by any Person shall mean (a) with respect to any stock or partnership interest issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such stock or partnership interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any such stock or partnership interest,
     (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such stock or partnership interest, and (d) any other payment (other than ordinary salaries to employees or advances made in the ordinary course of business to employees for travel or other expenses incurred in the ordinary course of business) by such Person to or for the benefit of the holder of any such stock or partnership interest.

                "Junior Documents" shall mean any and all agreements, documents and instruments evidencing, governing or executed or delivered in connection with the Junior Indebtedness, including, without limitation, the Junior Note.

                "Junior Indebtedness" shall mean any and all indebtedness, obligations and liabilities of every kind and character of either Borrower now or hereafter owing to Junior Creditor, including, without limitation, the indebtedness evidenced and to be evidenced by the Junior Documents, whether such indebtedness, obligations and liabilities are direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and whether incurred by either Borrower as maker, endorser, guarantor or otherwise.

               "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a governmental authority.

               "Proceeds" shall have the meaning assigned to it under the Uniform Commercial Code, shall also include products (as defined in the Uniform Commercial Code), and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Senior Creditor" shall mean Lender and its successors and assigns.

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
               "Senior Documents" shall mean any and all agreements, documents and instruments evidencing, governing or executed or delivered in connection with the Senior Indebtedness, including, without limitation, the Loan Agreement.

               "Senior Indebtedness" shall mean any and all indebtedness, obligations and liabilities of every kind and character of Borrower now or hereafter owing to Senior Creditor, whether such indebtedness, obligations and liabilities are direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and whether incurred by Borrower as maker, endorser, guarantor or otherwise, including, without limitation, any and all indebtedness, obligations and liabilities of Borrower now or hereafter owing to Senior Creditor pursuant to or evidenced by the Senior Documents.

                              ARTICLE II
                         RIGHTS IN COLLATERAL

          2.1 Priorities Regarding Collateral. The Junior Indebtedness is unsecured and shall not be secured, by any lien on or securing interest in any assets or properties of Borrower, or otherwise, in any way during the term of this Agreement. Without affecting Junior Creditors obligations set forth in this Agreement not to obtain any lien or security interest, any and every lien and security interest in the Collateral in favor of or held for the benefit of the Senior Creditor has and shall have priority over any lien or security interest that Junior Creditors might have or acquire in the Collateral notwithstanding any statement or provision contained in the Junior Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors.

          2.2 Management of Collateral. Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment including, but not limited to, the exclusive right to take or retake possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, pursuant to a foreclosure or otherwise. Notwithstanding anything to the contrary contained in any document, instrument or agreement evidencing, securing or otherwise executed in connection with the incurrence of the Junior Indebtedness, only the Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. Accordingly, should Senior Creditor elect to exercise its rights and remedies with respect to any of the Collateral, Senior Creditor may proceed to do so without regard to any interest of Junior Creditor, and Junior Creditor waives any claims that it may have against Senior Creditor for any disposition of the Collateral. Without affecting Junior Creditor's obligations set forth in this Agreement not to obtain any lien on or security interest in any of the

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
     Collateral, Junior Creditor agrees, whether or not a default has occurred in the payment of any indebtedness or the performance of any other obligations to it, that any liens on and security interests in the Collateral or any portion thereof that it might have or acquire shall automatically be fully released ipso facto as to all indebtedness and other obligations secured thereby owing to Junior Creditor if and when Senior Creditor releases its lien in and security interest on such Collateral or any portion thereof.

                             ARTICLE III
                               PROCEEDS

          3.1 Distribution of Proceeds of Collateral. At any time during which all or any part of the Senior Indebtedness remains outstanding, and whether or not the same is then due and payable, the Proceeds of any sale, disposition or other realization by Senior Creditor or other party hereto (or any agent therefor) upon all or any part of the Collateral shall be applied in the following order of priorities irrespective of the application of any rule of law or the defect or impairment of any Senior Document, Junior Document or security interest, lien or assignment thereunder:

               first, to the payment of all costs and expenses of Senior Creditor and/or its agent or agents (including, without limitation, the reasonable fees and expenses of counsel to Senior Creditor) incurred in connection with the collection of such Proceeds or the protection of the rights and interests of Senior Creditor therein;

               second,     to the payment in full of all Senior
                           Indebtedness in such order as Senior Creditor determine in its sole discretion; and

               finally, to pay any surplus then remaining to the owner of the Collateral or its successors or assigns or as a court of competent juris-diction may direct.

          3.2 Contingent Obligations. For purposes of distributing the Proceeds of Collateral pursuant to this
     Article III, the portion of Senior Indebtedness consisting of loans or advances not yet made by Senior Creditor to Borrower under the Senior Documents shall be considered Senior Indebtedness then outstanding, and the Senior Creditor shall have the right to retain, in a cash collateral account, cash collateral equal to the amount thereof which Senior Creditor determines, in its sole discretion, may rise or exist from time to time.

          3.3 Holding of Proceeds in Trust. In the event any party to this Agreement other than Senior Creditor receives the Proceeds of the Collateral, such party shall be deemed to hold all of such Proceeds in trust for the benefit of Senior Creditor until the proper application thereof in accordance with Section 3.1 hereof. No party to this Agreement shall seek to challenge the validity, enforceability, priority or perfection of any of the Senior Documents if the purpose or effect thereof would in any manner defeat or delay the distribution of the Proceeds of any Collateral in the manner set forth in Section 3.1 hereof.

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
                              ARTICLE IV
                            SUBORDINATION

          Junior Creditor covenants and agrees that the Junior Indebtedness, howsoever evidenced and whether now existing or hereafter incurred, shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, of all Senior Indebtedness:

               (a) The holder of the Senior Indebtedness shall first be finally and irrevocably paid in cash an aggregate amount equal to the principal thereof and termination fees, if any, interest at the time due thereon, and all other costs, fees, expenses and/or obligations now or hereafter owing thereunder and all commitments of Senior Creditor shall have terminated, before any payment or Distribution of any character, whether in cash, securities or other property, shall be made on account of the Junior Indebtedness or otherwise to or for the benefit of the Junior Creditor; and any payment or Distribution of any character, whether in cash, securities or other property, which would otherwise, but for the provisions of this Article IV, be payable or deliverable in respect of the Junior Indebtedness or otherwise shall be paid or delivered directly to the holder of the Senior Indebtedness
     (or its duly authorized representatives), until all the Senior Indebtedness shall have been paid in full and all commitments of Senior Creditor shall have terminated. No interest on the Junior Note shall accrue until August 30, 1998.

               (b) Notwithstanding the provisions of subparagraph (a) of this Article IV, Borrower may make monthly payments of principal of not more than $10,000 monthly plus accrued interest beginning August 30, 1998; provided, that, as conditions precedent to Borrower being permitted to make and Junior Creditor being permitted to accept and retain such payment (i) Borrower shall have delivered to Senior Creditor a certificate in form and substance acceptable to Senior
     Creditor executed by an officer of Borrower acceptable to Senior Creditor stating that no Event of Default (as defined in the Loan Agreement) or event or condition which with the giving of notice or passage of time or both would constitute an Event of Default (a Default ) has occurred and is continuing; (ii) no Event of Default or Default shall have occurred and be continuing, and (iii) Borrower shall have availability to borrow an additional $600,000 under Section 2 of the Loan Agreement after giving effect to such payment.

               (c) The Junior Creditor agrees to promptly notify the Senior Creditor in writing of any default or event of default on any Junior Indebtedness or otherwise or under any of the Junior Documents and further agree not to exercise any right or remedy or take any enforcement action with respect to any default or event of default on any of the Junior Indebtedness or otherwise or under any of the Junior Documents until such time as the Senior Indebtedness has been paid in full and all commitments of Senior Creditor shall have terminated. Without limiting any of the foregoing, any failure of Borrower to perform any of its obligations to the Junior Creditor as a result of any of the prohibitions, restrictions or limitations set forth in this Agreement shall not constitute the basis for

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
     a default or event of default on any Junior Indebtedness or under any Junior Documents.

               (d) No reimbursement, payment, direct or indirect, or disbursement of other property or assets of Borrower shall be made by Borrower on account of the Junior Indebtedness or otherwise or received, accepted, retained or applied by the Junior Creditor (except for the account and benefit of Senior Creditor, which shall be held in trust for Senior Creditor, or except as specifically permitted in Subparagraph (b) of this
     Article IV) until such time as the Senior Indebtedness has been finally and irrevocably paid in full in cash and all commitments of Senior Creditor shall have terminated.

               (e) Without affecting the Junior Creditor s obligations set forth in this Agreement not to exercise any remedy as set forth in this Article IV under the circumstances described herein, in the event that any Junior Creditor exercises any remedy permitted under applicable law with respect to any of the assets or properties of Borrower or receives any other payment of any character, whether in cash, securities, or other properties, that would, but for the provisions of this
     Article IV, be payable or deliverable in respect of the Junior Indebtedness, such cash, securities or other properties shall be held in trust for the benefit of the holder of the Senior Indebtedness and shall be paid or delivered to the holder of the Senior Indebtedness (or its authorized representatives), in the proportions in which it holds same, until all the Senior Indebtedness shall have been paid in full.

               (f) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holder of the Junior Indebtedness, on the one hand, and the holder of the Senior Indebtedness on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between Borrower and its creditor other than the holder of the Senior Indebtedness and the holder of the Junior Indebtedness, the obligation of Borrower which is absolute and unconditional, to pay to the holder of the Junior Indebtedness the principal thereof and interest thereon as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights against Borrower of the holder of the Senior Indebt-edness.

               (g) No right of any present or future holder of any of the Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act in good faith or failure to act in good faith by any such holder, or by any noncompliance by Borrower with the covenants, agreements and conditions of the Junior
     Indebtedness, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (h) Senior Creditor shall have no obligation to preserve the rights of the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any Person.


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                               ARTICLE V
                          FURTHER ASSURANCES

          Each of the parties hereto hereby agrees to promptly execute and deliver to the other parties hereto any and all such further instruments and documents and take such further action as such other parties may reasonably request in order to fully effect the purposes of this Agreement.

                              ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF PARTIES

          6.1 General Representations and Warranties. Each of the Junior Creditor and the Borrower hereby represents and warrants to Senior Creditor that:

               (a) such party has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

                    (b) this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          6.2  Additional Representations and Warranty.  Junior
     Creditor hereby represents and warrants to Senior Creditor that a true and correct copy of the Junior Note is attached hereto as Exhibit A.

                             ARTICLE VII
                     CONSENT OF JUNIOR CREDITORS

          Junior Creditor hereby consents to the execution and delivery of the Senior Documents and agrees that the performance (including, without limitation, the making of future borrowings) by Borrower of its obligations under the Senior Documents will not constitute a default or an event of default under the Junior Documents. Junior Creditor further consents to and covenants that, without the necessity of any reservation of rights against Junior Creditor, and without notice to or further assent by Junior Creditor, (a) any demand for payment of any Senior Indebtedness may be rescinded in whole or in part and any Senior Indebtedness may be continued, and the Senior Indebtedness, or the liability of Borrower or any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, or any obligation or liability of Borrower or any other Person under the Senior Documents may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived and surrendered, or released, and (b) the Senior Documents, any document or instrument evidencing or governing the terms of the Senior Indebtedness or any collateral security documents or guaranties or documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in

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     part, as the Senior Creditor or its agent may deem advisable from time to time, and any collateral security at any time held for the benefit of the Senior Creditor for the payment of any of the Senior Indebtedness may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Junior Creditor which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Junior Creditor waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Indebtedness and notice of or proof of reliance by the Senior Creditor upon this Agreement, and the Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between Borrower and the Senior Creditor have been deemed to have been consummated in reliance upon this Agreement. The Junior Creditor acknowledges and agrees that the Senior Creditor has relied upon the subordination and consent provided for herein in entering into the Senior Loan Documents and in providing for the credit facilities described therein. The Junior Creditor waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default. Any agreements, documents or instruments which at any time evidence the Junior Indebtedness or any part thereof shall be marked with a legend stating that payment thereunder is subject to the terms and provisions of this Agreement. The Junior Creditor agrees that it shall not, under any circumstances, take or initiate any action or proceeding under any federal or state bankruptcy or insolvency law, or any other reorganization, liquidation, receivership or similar action or proceeding, involving Borrower without the prior written consent of every Senior Creditor, which consent may be granted or withheld by each Senior Creditor in such Senior Creditor s sole and absolute discretion.

                             ARTICLE VIII
                 PROVISIONS TO APPLY AFTER BANKRUPTCY

          The provisions of this Agreement shall continue in full force and effect, notwithstanding the commencement of a case under Title 11 of the United States Code, as amended and/or superseded (the Federal Bankruptcy Code ) by or against Borrower or any of its property. In furtherance of the foregoing, if Junior Creditor receives any property of, or payments from Borrower after the commencement of such a case on account of a secured claim which is subordinated by the terms of this Agreement (whether as adequate protection payments or otherwise), Junior Creditor shall immediately turn such property or payments over to the Senior Creditor for distribution by it in accordance with the applicable provisions of Article III. To the extent that Junior Creditor has or acquires any rights under Section 363 or Section 364 of the Federal Bankruptcy Code with respect to collateral, Junior Creditor hereby agrees not to assert such rights without the prior written consent of the Senior Creditor. The Junior Creditor hereby grants to the Senior Creditor the right, but Senior Credit shall not be obligated, to file, prove and vote claims on account of the Junior Indebtedness in any receivership, bankruptcy, or other proceeding under the Federal Bankruptcy Code commenced by or against Borrower.


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
                             ARTICLE IX
                    NO WAIVER, CUMULATIVE REMEDIES

          No failure to exercise, and no delay in exercising on the part of Senior Creditor, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Senior Creditor of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by Senior Creditor. The rights and remedies by Senior Creditor provided in this Agreement are cumulative and shall not be exclusive of any rights or remedies provided by law.

                              ARTICLE X
                               NOTICES

          All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph, telecopier, or telex) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or if by certified mail, return receipt requested, five days after being deposited in the mail or, in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answer back received, addressed as set forth below or to such address or other address as may be hereafter notified in writing by the respective parties hereto:

     To Senior Creditor: Congress Financial Corporation (Southwest)
                         1201 Main Street, Suite 1625
                         Dallas, Texas  75250
                         Attn:  Loan Administrator
                         Telecopy No.:  (214) 748-9118

     With copies to:     Patton Boggs, L.L.P.
                         2626 Cole Avenue, Suite 700
                         Dallas, Texas  75204
                         Attn:  Larry A. Makel, Esq.
                         Telecopy No.:  (214) 871-2688

     To Borrower:        Ametech, Inc.
                         Environmental Transportation
                         Services, Inc.
                         1813 S.E. 25th Street
                         Oklahoma City, Oklahoma  73129
                         Telecopy No.:  (405)672-1781


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
     With copies to:     Conner & Winters
                         One Leadership Square
                         211 North Robinson, Suite 1700
                         Oklahoma City, Oklahoma  73102-7101
                         Telecopy No.:  (405) 232-2695

     To Junior Creditor: The CIT Group/Equipment Financing, Inc.
                         1620 West Fountainhead Parkway
                         Suite 600
                         Tempe, Arizona  85282
                         Telecopy No.:  (602) 858-1488

                              ARTICLE XI
                            GOVERNING LAW

          This Agreement has been executed, delivered and accepted at and shall be deemed to have been made in Dallas County, Texas and shall be interpreted and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns.

                             ARTICLE XII
                        AMENDMENTS AND WAIVERS

          Neither this Agreement nor any of the terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by each of the parties hereto. Each of the Borrower and the Junior Creditor agree not to amend the Junior Documents without the prior written consent of the Lender.

                             ARTICLE XIII
                             EXCULPATION

          Neither the Senior Creditor nor its agents have made to the other parties hereto nor do any of them hereby or otherwise make any representations or warranties, express or implied, nor do they assume any liability with respect to (i) obligors under any instruments of guarantee; (ii) the enforceability, validity, value or collectibility of the Senior Indebtedness, any Collateral therefor, or any guarantee or security which may have been granted to any of them in connection with the Senior Documents; or (iii) Borrower's title or right to transfer any collateral or security. Senior Creditor shall not be liable to any other party hereto for any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on its part or its respec-tive agents, officers, employees or attorneys with respect to any transaction relating to the Collateral or this Agreement. To the maximum extent permitted by law, except as otherwise provided herein, Junior Creditor waives any claim it might have against Senior Creditor with respect to, or arising out

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
     of, the handling of the Collateral (including, without limitation, any such claim based upon the timing or method of realizing upon such Collateral).

                             ARTICLE XIV
                          THIRD PARTY RIGHTS

          This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or other interest under, or because of the existence of, this Agreement.

                              ARTICLE XV
                             TERMINATION

          This Agreement shall terminate upon the final and indefeasible payment in full of all the Senior Indebtedness and the termination of all of the Senior Documents and all commitments thereunder.

                             ARTICLE XVI
                             COUNTERPARTS

          This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers or partners as of the day and year first above written.

                              JUNIOR CREDITOR:

                              THE CIT GROUP/EQUIPMENT
                              FINANCING, INC.



                              By:  /s/ Thomas E. Magrath
                                 _________________________________
                              Name:  Thomas E. Magrath
                                   _______________________________
                              Title:  Vice President
                                   _______________________________

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
                              BORROWER:

                              AMETECH, INC.



                              By:  /s/ Kerry Willingham
                                 _________________________________
                              Name:  Kerry Willingham
                                   _______________________________
                              Title:  V. P. Finance
                                   _______________________________


                              ENVIRONMENTAL TRANSPORTATION
                              SERVICES, INC.



                              By: /s/ Kerry Willingham
                                 ________________________________
                              Name:  Kerry Willingham
                                   ______________________________
                              Title:  V. P. Finance
                                   ______________________________





                               12


ISTE:\A-C\AMETECH\10Q\797\EXHIB10.2